C3 AI Fiscal Fourth Quarter 2023 Preliminary Results Exceed Guidance
Free Cash Flow Positive. Revenue, Earnings Exceed Guidance

REDWOOD CITY, Calif. - May 15, 2023 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced preliminary results for its fourth fiscal quarter and fiscal year ended April 30, 2023. All numbers reported are unaudited preliminary estimates. Completed financial results, fiscal 2024 guidance, KPIs, and additional details will be provided on May 31, 2023.

Fiscal Fourth Quarter 2023 Preliminary Business Update
•Total revenue for the quarter was $72.1 million - $72.4 million, exceeding company guidance.
•Net cash provided by operating activities was $28.1 million - $29.5 million. Positive Free cash flow was $18.0 million - $19.4 million.
•GAAP loss from operations of ($75.9) million - ($77.1) million.
•Non-GAAP loss from operations of ($23.7) million - ($23.9) million, exceeding guidance.
We expect to report the following results for the fourth quarter and full fiscal year ended April 30, 2023:

	Three Months Ended April 30, 2023	Prior Guidance
	(in millions)	(in millions)

Revenue	$72.1 - $72.4	$70.0 - $72.0
GAAP loss from operations	($75.9) - ($77.1)
Non-GAAP loss from operations	($23.7) - ($23.9)	($24.0) - ($28.0)
Net cash provided by operating activities	$28.1 - $29.5
Free cash flow	$18.0 - $19.4
Free cash flow adjusted for new C3 AI HQ	$10.6 - $12.0

	Fiscal Year Ended April 30, 2023	Prior Guidance
	(in millions)	(in millions)

Revenue	$266.5 - $266.8	$264.0 - $266.0
GAAP loss from operations	($293.1) - ($294.3)
Non-GAAP loss from operations	($68.2) - ($68.4)	($69.0) - ($73.0)
Net cash used in operating activities	($113.3) - ($114.7)
Free cash flow	($184.2) - ($185.6)
Free cash flow adjusted for new C3 AI HQ	($134.4) - ($135.8)
This news release and all information herein are preliminary, unaudited estimates.

Comments on Fiscal Fourth Quarter Business Results
Overall business environment for enterprise AI is more active than we have seen since the company’s inception and seems to be accelerating. Interest in applying predictive analytics to business processes has never been greater. This manifested in significantly increased business activity at C3 AI. During the quarter we closed 43 deals, including 19 pilots that were initiated in Q4 FY 23.
The consumption-based pricing model continues to be well received by the customers and partners. Largely as a result, the number of qualified enterprise opportunities for closure within 12 months in our sales pipeline has increased by over 100% in the past year.
Examples of pilot conversions include Dow, Alberta Treasury Branches (“ATB”), and Chief Digital and Artificial Intelligence Office (“CDAO”). Continued product additions and expansions at Shell, Koch Industries, Department of Defense Rapid Sustainment Office (“RSO”), PwC, Ball, Exxon Mobil, Con Edison, Missile Defense Agency, Defense Counterintelligence and Security Agency (“DCSA”), Baker Hughes, New York Power Authority, and others.
Our partner ecosystem is increasingly effective at opening new doors, providing prospects the assurance of success, and providing customers with the highest quality service. We are particularly active with Google Cloud, AWS, Microsoft, Baker Hughes, and Booz Allen. Continued good progress with the Engie partnership that has now sold the Engie Ellipse solution – an enhancement of C3 AI Energy Management – to over 30 customers including: a large U.S. department store chain; a large U.S. retail chain; a large American automotive dealership group; a hotel and casino entertainment company; a Fortune 500 industrial supply company; a Fortune 500 office supply company; a multi-national chain of pet superstores; a multinational consumer electronics retail chain; and a global shipping and mailing company.
C3 AI Federal business is increasingly strong, particularly in Defense and Intelligence. Importantly, the C3 AI predictive maintenance application, in production use for some years at NAVAIR Rapid Sustainment Office (“RSO”), was officially designated as the system of record for all predictive maintenance applications in the U.S. Air Force. Our growing partnership with Booz Allen is proving a significant competitive advantage.
C3 Generative AI is being enthusiastically received by both existing C3 AI customers and new prospects. Now generally available, we signed three new C3 Generative AI application agreements with large enterprises in Q4 FY 23. See: https://c3.ai/products/c3-generative-ai-product-suite/.
The company continues on track with its path to profitability, with the goal of achieving a non-GAAP profitable business by the end of fiscal year 2024, ending April 30, 2024. Positive results to date, estimated to generate $18.0 million to $19.4 million in free cash flow from business operations in Q4 FY 23, and ending the year with over $800 million in cash, cash equivalents and investments.

CEO Remarks:
“As we began the fiscal year on May 1, the company has never been better positioned,” said Thomas M. Siebel, C3 AI CEO. “I believe we now have broad consensus that the addressable market for Enterprise AI is extraordinarily large; we have nearly 1,000 talented, dedicated employees; the C3 AI Platform is increasingly recognized as the gold-standard in enterprise AI; we have over 40 production enterprise AI applications that offer the market rapid time to value; our C3 Generative AI offerings are being enthusiastically received; our growing market-partner ecosystem enables us to punch above our weight; with our tried, tested, and proven management team, our august and distinguished board of directors, our strong work ethic, and armed with over $800 million in cash – we are well positioned to accelerate growth, gain market share, attain sustainable non-GAAP profitability, and establish a market-leading position globally in enterprise AI. FY 2024 will be exciting.”

Conference Call Details

What:	C3 AI Fourth Quarter Fiscal 2023 Financial Results Conference Call
When:	Wednesday, May 31, 2023
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI82803676bd9a45f486a3df9d2260d9a6 (live call)
Webcast:	https://edge.media-server.com/mmc/p/4mip8zax (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP loss from operations. Our Non-GAAP loss from operations exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

These preliminary financial and operating results presented herein are an estimate and subject to the completion of the Company’s financial closing and other procedures and finalization of the Company’s consolidated financial statements for its year ended April 30, 2023, including the completion of the audit of the Company’s financial statements. Accordingly, actual financial and operating results that will be reflected in the Company’s Annual Report on Form 10-K for the year ended April 30, 2023, including its audited financial statements, when they are completed and publicly disclosed may differ from these preliminary results. In addition, any statements regarding the Company's estimated financial performance for the fourth quarter 2023 do not present all information necessary for an understanding of the Company's financial condition and results of operations as of and for the quarterly period ended April 30, 2023.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our expectations relating to our new consumption-pricing model and the impact to our results of operations, our expectation to be operating profitably on a non-GAAP basis by the end of fiscal 2024, the expected benefits of our offerings, our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our limited operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2022, October 31, 2022 and January 31, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended April 30, 2023, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of large AI transformer models for the enterprise.

Investor Contact
ir@c3.ai

Press Contact
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
RECONCILIATION OF PRELIMINARY GAAP TO PRELIMINARY NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Range of Preliminary Results
	Three Months Ended April 30, 2023		Fiscal Year Ended April 30, 2023
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(75.9)	$(77.1)	$(293.1)	$(294.3)
Estimated stock-based compensation expense	50.4	51.4	218.9	219.9
Estimated employer payroll tax expense related to employee stock-based compensation	1.8	1.8	6.0	6.0
Loss from operations on a non-GAAP basis	$(23.7)	$(23.9)	$(68.2)	$(68.4)

Reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities for the periods presented:

	Range of Preliminary Results
	Three Months Ended April 30, 2023		Fiscal Year Ended April 30, 2023
Net cash provided by (used in) operating activities	$28.1	$29.5	$(113.3)	$(114.7)
Less:
Estimated purchases of property and equipment	(10.1)	(10.1)	(69.9)	(69.9)
Estimated capitalized software development costs	—	—	(1.0)	(1.0)
Free cash flow	$18.0	$19.4	$(184.2)	$(185.6)